EXHIBIT 99.1

ATWOOD OCEANICS ANNOUNCES CONFERENCE CALL INTRODUCING NEW PRESIDENT AND CEO

Houston, Texas
December 14, 2009

FOR IMMEDIATE RELEASE

ATWOOD OCEANICS, INC., (NYSE – ATW) a Houston-based International Drilling Contractor, announced that the it will hold a Conference Call to introduce the new President and CEO of Atwood Oceanics, Inc.

The call details are as follows:

Conference Date:           December 14, 2009
Time:                                2:00 p.m. Eastern (1:00 p.m. Central)
Participant Dial-In:        1-800-895-0198

Statements contained in this report with respect to the future are forward-looking statements.  These statements reflect management’s reasonable judgment with respect to future events.  Forward-looking statements involve risks and uncertainties.  Actual results could differ materially from those anticipated as a result of various factors including; the Company’s dependence on the oil and gas industry; the risks involved in the construction of a rig and commencement of operations of the rig following delivery; competition; operating risks; risks involved in foreign operations; risks associated with possible disruption in operations due to terrorism, acts of piracy, embargoes, war or other military operations; and governmental regulations and environmental matters.  A list of additional risk factors can be found in the Company’s annual report on Form 10-K for the year ended September 30, 2009, filed with the Securities and Exchange Commission.

Contact: Jim Holland
281-749-7804